Exhibit 99.2
Unaudited pro forma condensed combined
financial statements

The following unaudited pro forma condensed combined financial statements have been derived by applying pro forma adjustments to the historical audited and unaudited combined financial statements of Endeavour International Corporation. The terms “Endeavour,” “we,” “our,” or “us” refer to Endeavour International Corporation and its subsidiaries. The unaudited pro forma combined statements of operations give effect to the issuance of 35 million shares of common stock for proceeds of $77.3 million, net of estimated expenses of $4.9 million, as if it had occurred on January 1, 2005. The unaudited pro forma condensed combined balance sheet gives effect to the offering of 35 million shares of our common stock as if it had occurred on June 30, 2006. The unaudited pro forma combined statements of operations and the unaudited pro forma condensed combined balance sheet have been additionally adjusted to reflect the following as if they had occurred on January 1, 2005 and June 30, 2006, respectively:

•	the purchase of Talisman Expro Limited from Talisman for approximately $414 million in cash, before adjustments (the “Acquisition”);

•	borrowings of $146 million under our anticipated $225 million senior bank facility (which has an anticipated initial borrowing base of approximately $195 million) and $75 million under our anticipated second lien term loan; and

•	proceeds of $121.4 million that we expect to receive from the issuance of the Series A Convertible Preferred Stock, net of $3.6 million in estimated expenses. The Series A Convertible Preferred Stock has a 10.0% annual dividend (compounded quarterly) if dividends are paid in cash and a 10.42% annual dividend (compounded quarterly) if dividends are paid in stock. The annual dividend rate will be reduced to 8.92% (compounded quarterly) if the dividend is paid in stock or 8.5% (compounded quarterly) if the dividend is paid in cash if our stockholders approve the exchange of the Series A Convertible Preferred Stock for a new series of the convertible preferred stock which is identical to the Series A Convertible Preferred Stock except for the inclusion of additional antidilution provisions. The reduced dividend rate will be retroactive to the date of issuance if stockholder approval is obtained within 120 days of the issuance.

The pro forma information presented is based on preliminary estimates of the fair values of assets to be acquired and liabilities to be assumed, available information and assumptions and will be revised as additional information becomes available. The actual adjustments to our historical combined financial statements upon the closing of the Acquisition will depend on a number of factors, including additional information available and completion of the appraisal for our net assets on the closing date of the Acquisition. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

During the periods presented, the Acquisition assets were not accounted or operated as a separate division by Talisman. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to all the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances. Revenues and direct operating expenses included in the accompanying unaudited pro forma condensed combined financial information represent our net working interest in the properties to be acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting.

The pro forma and further adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent what our results of operations or financial condition would have been had the Acquisition actually occurred on the dates indicated or project our results of operations or financial condition for any future period or as of any future date.

Unaudited pro forma condensed combined balance sheet
as of June 30, 2006

					Pro forma		Pro forma
(amounts in thousands)	Endeavour	Offering	Pro forma	Acquisition	adjustments		combined

		(A)		(B)

Current assets:
Cash	$38,581	$77,315	$115,896	$(388,786)	$311,471	(C), (D), (E), (F)	$38,581
Receivables	6,267		6,267	12,582			18,849
Other current assets	28,697		28,697	6,284			34,981

Total current assets	73,545	77,315	150,860	(369,920)	311,471		92,411
Property and equipment, net	87,655		87,655	242,853			330,508
Goodwill	27,795		27,795	273,213			301,008
Other assets	8,772		8,772	—	4,065	(D)	12,837

Total assets	$197,767	$77,315	$275,082	$146,146	$315,536		$736,764

Current Liabilities:
Accounts payable	$10,426		$10,426	$36,350			$46,776
Accrued expenses and other current liabilities	35,556		35,556				35,556

Total current liabilities	45,982		45,982	36,350			82,332
Long-term debt	81,250		81,250	—	221,000	(C)	302,250
Deferred taxes	22,586		22,586	83,894			106,480
Other liabilities	9,090		9,090	25,902			34,992

Total liabilities	158,908		158,908	146,146	221,000		526,054
Stockholders’ equity:
Common stock, preferred stock and paid in capital	161,740	77,315	239,055	—	121,375	(F)	360,430
Other equity	(4,104)		(4,104)	—			(4,104)
Accumulated deficit	(118,777)		(118,777)	—	(26,839	)(E)	(145,616)

Total stockholders’ equity	38,859	77,315	116,174	—	94,536		210,710

Total liabilities and stockholders’ equity	$197,767	$77,315	$275,082	$146,146	$315,536		$736,764

Unaudited pro forma condensed combined
statement of operations
for the six months ended June 30, 2006

(amounts in thousands,						Pro Forma		Pro Forma
except per share data)	Endeavour	Offering	Pro Forma	Acquisition		Adjustments		Combined

		(A)

Revenues	$16,121		$16,121	$101,307	(G)			$117,428
Expenses:
Operating expenses	5,156		5,156	14,079	(G)	375	(H)	19,610
Depletion and amortization	4,527		4,527	—		26,063	(I)	30,590
Impairment of oil and gas properties	849		849	—				849
General and administrative	10,749		10,749	—				10,749

Total expenses	21,281		21,281	14,079		26,438		61,798

Income (loss) from operations	(5,160)		(5,160)	87,228		(26,438)		55,630
Other (income) expense:
Interest income	(1,169)		(1,169)	—				(1,169)
Interest expense	2,343		2,343	—		10,359	(C),(D)	12,702
Other (income) expense	4,082		4,082	—				4,082

Total other (income) expense	5,256		5,256	—		10,359		15,615

Income (loss) before income taxes	(10,416)		(10,416)	87,228		(36,797)		40,015
Income tax expense	6,832		6,832			27,618	(J)	34,450

Net income (loss)	(17,248)		(17,248)	87,228		(64,415)		5,565
Preferred stock dividends	(79)		(79)	—		(6,513	)(F)	(6,592)

Net income (loss) to common stockholders	$(17,327)		$(17,327)	$87,228		$(70,928)		$(1,027)

Net income (loss) per share:
Basic	$(0.22)		$(0.15)					$(0.01)

Diluted	$(0.22)		$(0.15)					$(0.01)

Weighted average number of common shares outstanding:
Basic	78,687	35,000	113,687			6,236	(K)	119,923

Diluted	78,687	35,000	113,687			6,236	(K)	119,923

Unaudited pro forma condensed combined
statement of operations
for the year ended December 31, 2005

(Amounts in thousands,						Pro Forma		Pro Forma
except per share data)	Endeavour	Offering	Pro Forma	Acquisition		Adjustments		Combined

		(A)

Revenues	$38,656		$38,656	$170,358	(G)			$209,014
Expenses:
Operating expenses	11,990		11,990	26,072	(G)	750	(H)	38,812
Depletion and amortization	9,337		9,337	—		59,186	(I)	68,523
Impairment of oil and gas properties	27,116		27,116	—				27,116
General and administrative and other	18,302		18,302	—				18,302

Total expenses	66,745		66,745	26,072		59,936		152,753

Income (loss) from operations	(28,089)		(28,089)	144,286		(59,936)		56,261
Other (income) expense:
Interest income	(2,605)		(2,605)	—				(2,605)
Interest expense	4,322		4,322	—		20,717	(C),(D)	25,039
Gain on sale of oil and gas assets	(14,966)		(14,966)	—				(14,966)
Litigation settlement expense	5,265		5,265	—				5,265
Other (income) expense	(263)		(263)	—				(263)

Total other (income) expense	(8,247)		(8,247)	—		20,717		12,470

Income (loss) before income taxes and minority interest	(19,842)		(19,842)	144,286		(80,653)		43,791
Minority interest	(470)		(470)					(470)

Income (loss) before income taxes	(20,312)		(20,312)	144,286		(80,653)		43,321
Income tax expense	11,061		11,061			25,109	(J)	36,170

Net income (loss)	(31,373)		(31,373)	144,286		(105,762)		7,151
Preferred stock dividends	(158)		(158)	—		(13,026	)(F)	(13,184)

Net income (loss) to common stockholders	$(31,531)		$(31,531)	$144,286		$(118,788)		$(6,033)

Net loss per share:
Basic	$(0.42)		$(0.29)					$(0.05)

Diluted	$(0.42)		$(0.29)					$(0.05)

Weighted average number of common shares outstanding:
Basic	74,433	35,000	109,433			2,079	(K)	111,512

Diluted	74,433	35,000	109,433			2,079	(K)	111,512

(A)	To record the offering by the issuance of 35 million shares of common stock for proceeds of $77.3 million, net of estimated expenses of $4.9 million.

(B)	To record the acquisition of Talisman Expro Limited for approximately $414 million in cash. The preliminary purchase price allocation is determined as follows:

Cash paid	$414,000
Purchase price adjustments, including estimated cash flows from Acquisition assets from economic date of January 1, 2006 to closing	(30,000)
Estimated expenses	4,786

Preliminary purchase price	$388,786

Allocation of purchase price:
Current assets	$18,866
Property, plant and equipment	242,853
Goodwill	273,213
Current liabilities	(36,350)
Deferred taxes	(83,894)
Other long-term liabilities	(25,902)

Total	$388,786

The purchase price allocation set forth above and reflected in the pro forma financials is preliminary and subject to change based on the fair value of the Acquisition cash flows from the economic date, working capital and other liabilities on the effective date and the actual transaction expenses incurred.

(C)	To record the issuance of $146 million in borrowing base debt and $75 million under the second lien term loan, assuming a weighted average interest rate of 9.1%.

(D)	To record $4.1 million of deferred financing fees capitalized in connection with the issuance of the borrowing base debt and second lien term loan and amortization over the life of the debt, which is five years for each facility.

(E)	To reflect estimated fees for unutilized debt and equity commitments. These fees are expected to be expensed during the fourth quarter of 2006.

(F)	To record the issuance of $121.4 million of proceeds of convertible preferred stock, net of $3.6 million in estimated expenses. The convertible preferred stock has an annual dividend, payable in cash or stock. For purposes of these pro forma financial statements, the dividend rate is 10.42% per annum. Although the dividend rate will be 10.0% per annum if the dividend is paid in cash, we have assumed for these pro forma financial statements that the dividend will be paid in stock. In addition, the annual dividend rate will be reduced to 8.92% per annum if the dividend is paid in stock or 8.5% per annum if the dividend is paid in cash if our stockholders approve the exchange of the Series A Convertible Preferred Stock for a new series of convertible preferred stock which is identical to the Series A Convertible Preferred Stock except for the inclusion of additional antidilution provisions. The reduced dividend rate will be retroactive to the date of issuance if stockholder approval is obtained within 120 days of the issuance. Please see “The Acquisition—Financing—Series A Convertible Preferred Stock.”

(G)	To record the historical revenues and direct operating expenses of the Acquisition.

(H)	To record estimated additional operating expenses for the Acquisition.

(I)	To record depletion and amortization after giving affect to the purchase price allocation under the full cost method of accounting for oil and gas properties. The depletion and amortization rate of $15.52 per equivalent barrel is estimated based on proved reserves at June 30, 2006. Endeavour’s historical impairment of oil and gas properties has not been adjusted for the Acquisition.

(J)	To record the income tax effect of the Acquisition on a combined basis with our UK operations and petroleum revenue tax.

(K)	To reflect the payment, in common stock, of dividends on the convertible preferred stock. The dividends are payable quarterly beginning three months after issuance of the convertible preferred stock.